UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2006 (October 13, 2006)

Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas		77019

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01          Other Events

On October 13, 2006, Service Corporation International, a Texas corporation (the “Company”) issued a press release announcing that, in connection with its previously announced tender offer and consent solicitation for any and all of its outstanding 7.70% Notes due April 15, 2009, CUSIP Nos. 817565AX2, 817565AV6 and 817565AW4 (the “Notes”), which commenced September 7, 2006, the Company has further extended the time by which holders must tender Notes in response to the tender offer.  The Company previously announced on October 5, 2006, an extension of the expiration date from 11:59 p.m., New York City time on October 5, 2006 to 8:00 a.m., New York City time, on October 13, 2006.  The tender offer, previously set to expire at 8:00 a.m., New York City time, on October 13, 2006, will now expire at 8:00 a.m., New York City time, on October 19, 2006, unless otherwise extended or earlier terminated.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Nothing in this report should be construed as an offer to purchase the Notes, as such offer is only being made upon the terms and is subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated September 7, 2006 and the related Letter of Transmittal and Consent.

Item 9.01          Financial Statements and Exhibits

          (d)     -     Exhibits.

99.1	Press release dated October 13, 2006 issued by the Company announcing further extension of tender offer and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2006	SERVICE CORPORATION INTERNATIONAL

	By:	/s/ Eric D. Tanzberger

	Name:	Eric D. Tanzberger
	Title:	Senior Vice President and Chief Financial Officer